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                                                                      EXHIBIT 21

                         LIST OF SUBSIDIARY CORPORATIONS
                            ARKANSAS BEST CORPORATION

The Registrant owns and controls the following subsidiary corporations:

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                                                                     JURISDICTION OF            % OF VOTING
                         NAME                                         INCORPORATION           SECURITIES OWNED
                         ----                                         -------------           ----------------
SUBSIDIARIES OF ARKANSAS BEST CORPORATION:
     ABF Freight System, Inc.                                        Delaware                        100
     Transport Realty, Inc.                                          Arkansas                        100
     Data-Tronics Corp.                                              Arkansas                        100
     ABF Cartage, Inc.                                               Delaware                        100
     Land-Marine Cargo, Inc.                                         Puerto Rico                     100
     ABF Freight System Canada, Ltd.                                 Canada                          100
     ABF Freight System de Mexico, Inc.                              Delaware                        100
     Agricultural Express of America, Inc.                           Delaware                        100
     Clipper Exxpress Company                                        Delaware                        100
     Motor Carrier Insurance, Ltd.                                   Bermuda                         100
     Tread-Ark Corporation                                           Delaware                        100
     Arkansas Best Airplane Leasing, Inc                             Arkansas                        100
     ABF Farms, Inc.                                                 Arkansas                        100
     CaroTrans Canada, Ltd.                                          Canada                          100
     CaroTrans de Mexico, S.A. DE C.V.                               Ontario                         100
     Arkansas Underwriters Corporation                               Arkansas                        100

Subsidiary of Tread-Ark Corporation (formerly Treadco, Inc.):
     FleetNet America, LLC                                           Delaware                        100
     Tread-Ark Investment Corporation                                Nevada                          100

Subsidiary of ABF Freight System, Inc.:
     ABF Freight System (B.C.), Ltd.                                 British Columbia                100
     FreightValue, Inc.                                              Arkansas                        100
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